Exhibit 10.6

PREPARED BY AND UPON RECORDATION RETURN TO: Edwards Angell Palmer & Dodge LLP 2800 Financial Plaza Providence, RI 02903 Attention: Juliane M. Dziobak, Esq.

MORTGAGE, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

Project Commonly Known As

“Pinehurst Square East, Bismarck, Burleigh County, North Dakota”

NOTE: THIS MORTGAGE SECURES PROMISSORY NOTES WHICH BEAR INTEREST AT RATES WHICH VARY ACCORDING TO CHANGES IN THE “PRIME RATE” AND THE “LIBOR RATE”, AS DEFINED IN THE NOTE (AS HEREINAFTER DEFINED) AND/OR A BALLOON PAYMENT.

This instrument is to be filed and indexed in the real estate records and is also to be indexed in the Index of Fixture Filings of Burleigh County, North Dakota under the name of TNP SRT PINEHURST EAST, LLC, as “debtor,” and KeyBank National Association, as Agent, as “secured party.” Mortgagor’s (as defined herein) organizational number in Delaware is 4968502. Information concerning the security interest may be obtained from Mortgagee at the following address: 225 Franklin Street, 18th Floor, Boston Massachusetts 02110.

THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of May 26, 2011, by TNP SRT PINEHURST EAST, LLC, a Delaware limited liability company (“Mortgagor”), whose address is 1900 Main Street, Suite 700, Irvine, CA 92614, in favor of KEYBANK NATIONAL ASSOCIATION, as Agent (in such capacity, “Mortgagee”), whose address is 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110, its successors and assigns, for itself and any other lenders who become Lenders under the Loan Agreement (as hereinafter defined) (collectively referred to as “Lenders” and each individually referred to as a “Lender”).

Capitalized terms used herein shall have the meanings set forth in Schedule 1 of this Mortgage or in the specific sections of this Mortgage. Initially capitalized terms used and not otherwise defined in this Agreement shall have the meanings respectively ascribed to them in the Loan Agreement. Any terms used or defined in the UCC and not defined in this Mortgage have the meaning given to the term in the UCC when used in this Mortgage.

1.	Grant and Secured Obligations.

1.1 Grant. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2 below, Mortgagor, as debtor hereby irrevocably and unconditionally grants, bargains, sells, conveys, mortgages and warrants to Mortgagee, with power of sale and with right of entry and possession, all estate, right, title and interest which Mortgagor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a) The real property located in the County of Burleigh, State of North Dakota, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the “Premises”);

(b) All buildings, structures and improvements now located or later to be constructed on the Premises (the “Improvements”);

(c) All existing and future appurtenances, privileges, easements, franchises and tenements of the Premises, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Premises, and all rents, revenues, bonus money, royalties, rights and benefits accruing to Mortgagor under all present and future oil, gas and mineral leases on any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements;

(d) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions (collectively, “Leases”) relating to the use and enjoyment of all or any part of the Premises and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such Leases;

(e) All appurtenances and other property and interests of any kind or character, whether described in Exhibit A or not, which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

(f) All goods, materials, supplies, chattels, furniture, fixtures, equipment, inventory, machinery and articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the

Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Mortgage;

(g) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or Improvements;

(h) All rights to the payment of money, accounts (including any rent concession account), funds, deposit accounts, operating accounts, bank accounts, tenant security accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Mortgagor with third parties (including all utility deposits), contract rights, construction contracts, commercial paper, warranties, development and use rights, governmental permits and licenses, development rights, applications, architectural and engineering plans, specifications and drawings, as-built drawings, chattel paper, tangible chattel paper, electronic chattel paper, instruments, documents, notes, acceptances, bonuses, actions, rights, drafts, general intangibles, payment intangibles, software, trade names, trademarks, commercial tort claims, letter of credit rights and proceeds, investment property, and supporting obligations of every kind and nature;

(i) All insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies, to the extent permitted by law, and all condemnation awards, to the extent permitted by law, or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, to the extent permitted by law, and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact;

(j) All of Mortgagor’s rights in and to all Hedging Agreements;

(k) All rights and benefits of whatsoever nature derived or to be derived by Mortgagor under and by virtue of any contracts or agreements for the use, occupancy, possession or sale of the Property or any portion thereof (in addition to the Leases described in subsection (d) above), now existing and hereafter executed, together with all such extensions, amendments, modifications, renewals, replacements and guaranties;

(l) All agreements, building permits, surveys, architectural plans and specifications, governmental approvals, licenses, agreements with utility companies, water and sewer capacity reservation agreements and all other consents, approvals and agreements which Mortgagor may now or hereafter own with respect to or in connection with the Property and/or any improvements now or hereafter constructed thereon, but only to the extent such items may be assigned and transferred without violating the terms thereof;

(m) All warranties and guaranties covering any personal property or fixtures now or hereafter located on or placed upon the Premises;

(n) To the extent in Mortgagor’s possession or control, all plans and specifications (including all site plans and development, landscaping and engineering plans for the Property) now or hereafter existing (except those owned by third parties), which pertain or relate in any manner to the Property or any improvements to be constructed thereon;

(o) All building and other permits, bonds, construction contracts, including any agreements with Mortgagor’s architect or engineer, utilities agreements and rights, governmental applications and proceedings, feasibility studies, maintenance and service contracts, management agreements, development agreements, fictitious names and trade names, warranties and guaranties, permits and licenses, insurance policies, personal property, easements or rights-of-way agreements, now or hereafter existing, which pertain or relate in any manner to the Property or any portion thereof or to the ownership or operation thereof, but only to the extent such items may be assigned and transferred without violating the terms thereof;

(p) All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”); and

(q) All products, proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

1.2 Secured Obligations.

(a) Mortgagor makes the grant, conveyance, and mortgage set forth in Section 1.1 above, and grants the security interest set forth in Section 3 of this Mortgage for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Mortgagee may choose:

(i) Payment of all obligations at any time owing under one or more Revolving Credit Notes (as amended, restated and/or modified from time to time, collectively the “Note”) dated as of December 17, 2010, payable by TNP SRT Secured Holdings, LLC, a Delaware limited liability company, TNP SRT San Jacinto, LLC, a Delaware limited liability company, TNP SRT Moreno Marketplace, LLC, a Delaware limited liability company, TNP SRT Craig Promenade, LLC, a Delaware limited liability company (pursuant to that certain

Joinder Agreement dated as of March 30, 2011), TNP SRT Northgate Plaza Tucson, LLC, a Delaware limited liability company (pursuant to that certain Joinder Agreement dated as of May 20, 2011) (collectively, “Original Borrower”) and Mortgagor (as may be later amended to include other Borrowers) as maker in the stated aggregate maximum principal amount of Thirty-Five Million Dollars ($35,000,000), as increased to Thirty-Eight Million Dollars ($38,000,000) of the date hereof, as may be later increased up to $150,000,000 to the order of the Lenders;

(ii) Payment and performance of all obligations of Mortgagor under this Mortgage;

(iii) Payment and performance of all obligations of Original Borrower and any other Borrowers (collectively “Borrowers”) under a Revolving Credit Agreement dated as of December 17, 2010 among Original Borrower, Mortgagee and Lenders, as amended by that certain Joinder Agreement dated as of March 30, 2011, that certain First Omnibus Amendment and Reaffirmation of Loan Documents dated as of March 30, 2011, that certain Letter Agreement dated as of March 31, 2011, that certain Joinder Agreement dated as of May 20, 2011, that Second Omnibus Amendment and Reaffirmation of Loan Documents dated as of May 20, 2011, that certain Joinder Agreement of even date herewith pursuant to which Mortgagor joined as a Borrower to the Loan Documents, and that Third Omnibus Amendment and Reaffirmation of Loan Documents of even date herewith (as may be further amended, restated and/or modified from time to time, the “Loan Agreement”);

(iv) Payment and performance of any obligations of Original Borrower and any other Borrower under any Loan Documents (except the Environmental Indemnity Agreements and Guaranty which shall remain unsecured), which are executed by Original Borrower and/or any other Borrower (including Mortgagor);

(v) Payment and performance of all obligations of Original Borrower and any other Borrower arising from any Hedging Agreement;

(vi) Payment and performance of all future advances and other obligations any Borrower or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage. The maximum principal amount to be secured hereby is $150,000,000; and

(vii) Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

Notwithstanding any other provision of this Mortgage or the other Loan Documents to the contrary, this Mortgage does not secure any of the obligations of Mortgagor under the Environmental Indemnity for each of the San Jacinto Property, the Moreno Property, and the Craig Property and the Property, it being the intent and agreement of the parties that the obligations of Mortgagor under such Environmental Indemnities be and remain unsecured by any interest in the Property. It is the intent of the parties that the Property shall secure all of the Secured Obligations presently or hereafter owed, and that the priority of the lien created by this Mortgage for all such Secured Obligations shall be as of the time of recording of this Mortgage. In addition, this Mortgage shall also secure the unpaid balances of all future advances (i) made by Mortgagee and Lenders as further advances of loan proceeds under the Loan Agreement, (ii) made by Mortgagee and Lenders with respect to the Property for the payment of taxes, assessments, insurance premiums, costs or any other advances incurred for the protection of the Property, and/or (ii) otherwise made by Mortgagee and Lenders as contemplated by this Mortgage or any of the other Loan Documents, together with interest thereon until paid at the Default Rate, all as contemplated in this Mortgage and the other Loan Documents, all of which shall constitute a part of the Secured Obligations. THIS SECTION SHALL SERVE AS NOTICE TO ALL PERSONS WHO MAY SEEK OR OBTAIN A LIEN ON THE PROPERTY SUBSEQUENT TO THE DATE OF RECORDING OF THIS MORTGAGE, THAT UNTIL THIS MORTGAGE IS RELEASED, ANY DEBT OWED MORTGAGEE BY ORIGINAL BORROWER OR ANY OTHER BORROWER, INCLUDING ADVANCES MADE SUBSEQUENT TO THE RECORDING OF THIS MORTGAGE, SHALL BE SECURED WITH THE PRIORITY AFFORDED THIS MORTGAGE AS AND WHEN RECORDED.

(b) All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Note or the Loan Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.	Assignment of Rents.

2.1 Assignment. Mortgagor hereby irrevocably, absolutely, presently and unconditionally assigns to Mortgagee all rents, royalties, issues, profits, revenue, income, accounts, proceeds and other benefits of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (some or all collectively, as the context may require, “Rents”). This assignment of rents creates a security interest.

2.2 Grant of License. This assignment of Leases and Rents constitutes an absolute, irrevocable and present assignment, but Mortgagee hereby confers upon Mortgagor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2 of this Mortgage, shall exist and be continuing. If an Event of Default has occurred and is continuing, Mortgagee shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Mortgagor, and without regard to the adequacy of Mortgagee’s security under this Mortgage.

2.3 Collection and Application of Rents. Upon termination of the License granted to Mortgagor under Section 2.2 of this Mortgage, Mortgagee has the right, power and authority to collect any and all Rents. Effective upon such termination, Mortgagor hereby appoints Mortgagee its attorney-in-fact to perform any and all of the following acts, if and at the times when Mortgagee in its sole discretion may so choose:

(a) Demand, receive and enforce payment of any and all Rents;

(b) Give receipts, releases and satisfactions for any and all Rents; and

(c) Sue either in the name of Mortgagor or in the name of Mortgagee for any and all Rents.

Mortgagee and Mortgagor agree that the mere recordation of the assignment granted herein entitles Mortgagee immediately to collect and receive rents upon the occurrence and during the continuance of an Event of Default, as defined in Section 6.2 of this Mortgage, without first taking any acts of enforcement under applicable law, such as, but not limited to, providing notice to Mortgagor, filing foreclosure proceedings, or seeking and/or obtaining the appointment of a receiver. Further, Mortgagee’s right to the Rents does not depend on whether or not Mortgagee takes possession of the Property as permitted under Subsection 6.3(c) of this Mortgage. In Mortgagee’s sole discretion, Mortgagee may choose to collect Rents either with or without taking possession of the Property. Mortgagee shall apply all Rents collected by it in the manner provided under Section 6.6 of this Mortgage. If an Event of Default occurs while Mortgagee is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Mortgage, Mortgagee and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Mortgage and at law or in equity.

2.4 Mortgagee Not Responsible. Under no circumstances shall Mortgagee have any duty to produce Rents from the Property. Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Premises and Improvements, unless Mortgagee agrees in writing to the contrary, Mortgagee is not and shall not be deemed to be:

(a) A “mortgagee in possession” for any purpose; or

(b) Responsible for performing any of the obligations of the lessor under any lease; or

(c) Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d) Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it except in the event of gross negligence or willful misconduct of Mortgagee.

2.5 Leasing. Mortgagor shall not accept any deposit or prepayment of Rents (excluding security deposits) under the leases for any rental period exceeding one (1) month without Mortgagee’s prior written consent. Mortgagor shall not lease the Property or any part of it except in accordance with the provisions of the Loan Agreement.

3.	Grant of Security Interest.

3.1 Security Agreement. The parties intend for this Mortgage to create a lien on the Property, and an absolute assignment of the Rents, all in favor of Mortgagee. The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures. To the extent that any Property or Rents may be or be determined to be personal property, Mortgagor as debtor hereby grants Mortgagee as secured party a security interest in all such Property and Rents, including all products and proceeds thereof, and all supporting obligations ancillary to or arising in any way in connection therewith to secure payment and performance of the Secured Obligations. This Mortgage constitutes a security agreement under the UCC, covering all such Property and Rents.

3.2 Financing Statements.

This Mortgage constitutes and is effective as a financing statement covering any of the Property which is personal property or otherwise subject to Article 9 of the UCC. For this purpose, the respective addresses of Mortgagor, as debtor, and Mortgagee, as secured party, is as set forth in the preamble of this Mortgage. The organizational identification number of Mortgagor is 4968502. In addition to the foregoing, Mortgagor hereby authorizes Mortgagee to file one or more financing statements. In addition, Mortgagor shall execute such other documents as Mortgagee may from time to time require to perfect or continue the perfection of Mortgagee’s security interest in any Property or Rents. As provided in Section 5.9 of this Mortgage, Mortgagor shall pay all fees and costs that Mortgagee may incur in filing such documents in public offices and in obtaining such record searches as Mortgagee may reasonably require. In case Mortgagor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Mortgage or the rights or obligations of the parties under it.

4.	Fixture Filing.

This Mortgage constitutes a financing statement filed as a fixture filing under Article 9 of the UCC, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Premises or Improvements. For this purpose, the respective addresses of Mortgagor, as debtor, and Mortgagee, as secured party, are as set forth in the preamble of this Mortgage.

5.	Rights and Duties of the Parties.

5.1 Representations and Warranties. Mortgagor represents and warrants that:

(a) Mortgagor lawfully possesses and holds, and covenants to maintain, lawful, good and marketable fee simple title to all of the Premises and Improvements;

(b) To Mortgagor’s knowledge, Mortgagor has, and covenants to maintain, good title to all Property other than the Premises and Improvements;

(c) Mortgagor has the full and unlimited power, right and authority to encumber the Property and assign the Rents;

(d) This Mortgage creates a first priority lien on the Property except for the Permitted Encumbrances;

(e) The Property includes all property and rights which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

(f) Except for the Permitted Encumbrances, to Mortgagor’s knowledge, Mortgagor owns any Property which is personal property free and clear of any security agreements, liens, security interests, encumbrances, reservations of title or conditional sales contracts, and, to Mortgagor’s knowledge, there is no financing statement affecting such personal property on file in any public office; and

(g) Mortgagor’s place of business, or its chief executive office if it has more than one place of business, is located at the address set forth in Section 7.12 below.

5.2 Taxes, and Assessments. Mortgagor shall pay (or shall cause to be paid) all real estate taxes and assessments and charges of every kind upon the Property before the same become delinquent, provided, however, that Mortgagor shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Property or any part thereof or any interest therein, (ii) Mortgagor has notified Mortgagee of Mortgagor’s intent to contest such taxes, and (iii) Mortgagor has deposited security in form and amount satisfactory to Mortgagee, in its reasonable discretion, and has increased the amount of such security so deposited promptly after Mortgagee’s request therefor. If Mortgagor fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Mortgagee for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Mortgagee may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Mortgagee shall be deemed to constitute Secured Obligations hereunder (even if the total amount of disbursements would exceed the face amount of the Note) and shall be secured by this Mortgage and the Loan Documents. Upon written request of Mortgagee, Mortgagor shall furnish to Mortgagee evidence that taxes are paid at least five (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest.

5.3 Performance of Secured Obligations. Mortgagor shall promptly pay and perform (or shall cause to be promptly paid and performed) each Secured Obligation in accordance with its terms.

5.4 Liens, Charges and Encumbrances. Except for Permitted Encumbrances, Mortgagor will not suffer or permit any construction lien, mechanics’ lien, voluntary or involuntary lien, lien, encumbrance, security interest, claim, charge, conditional sale or other title retention document to be filed or otherwise asserted against the Property (or any portion thereof), and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Mortgagor shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Mortgagor posts a statutory lien bond which removes such lien from title to the Property within thirty (30) days after Mortgagor’s receipt of notice of the recording of such lien. If Mortgagor shall fail promptly either (i) to discharge any such lien, or (ii) post a statutory lien bond in the manner provided above, Mortgagee may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the applicable insurance company, and any amounts so expended by Mortgagee, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute Secured Obligations secured by this Mortgage and the Loan Documents. In settling, compromising or discharging any claims for lien, Mortgagee shall not be required to inquire into the validity or amount of any such claim.

5.5 Insurance and Condemnation.

(a) Insurance. Mortgagor shall obtain and maintain (or shall cause to be obtained and maintained) at Mortgagor’s sole expense the insurance required to be obtained and maintained pursuant to the Loan Agreement. In addition, Mortgagor represents and warrants that (i) the insurance required pursuant to Section 7 of the Easement Agreement dated October 6, 2004 between Williston Basin Interstate Pipeline Company and CNLRS Bismarck ND, LLC (as predecessor-in-interest to Mortgagor) and recorded as Document No. 626702 (the “Williston Easement”) is currently maintained by Mortgagor, and (ii) Mortgagor’s maintenance of such insurance substantially complies with the terms of the Williston Easement. Mortgagor shall (x) at Mortgagor’s option, either continue to maintain such insurance at Mortgagor’s sole expense, or cause the “Operator” (as defined in Section 5.1(b) of the Easements, Covenants, Conditions and Restrictions dated October 7, 2004 between CNLRS Bismarck ND, LLC (as predecessor-in-interest to Mortgagor), Kohl’s Illinois, Inc. and Lowe’s Home Centers Inc. recorded on October 8, 2004 as Document No. 626705 and re-recorded November 18, 2004 as Document No. 628680, as amended) to maintain such insurance, and (y) provide Mortgagee with a certificate evidencing such insurance upon request. Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Secured Obligations, all of Mortgagor’s right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Mortgagee shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property, regardless of whether or not such insurance policies are required by Mortgagee, and the expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall be a part of the Secured Obligations and shall be due and payable to Mortgagee on demand to the extent permitted by law. Notwithstanding anything set forth herein to the contrary, so long as no Event of Default exists, in the event that the loss or damage is Five Hundred Thousand and No/100 Dollars

($500,000.00) or less, Mortgagor shall have the right to make proof of loss for, settle and adjust any claim under all insurance; provided that any proceeds will be applied in accordance with this Section 5.5, Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Mortgagor. In the event of any casualty to the Property or any portion thereof, any such proceeds received by Mortgagee shall within sixty (60) days following the event of casualty, after deduction therefrom of all reasonable expenses actually incurred by Mortgagee, including attorneys’ fees, at Mortgagee’s option be (1) released to Mortgagor in accordance with the rights of Mortgagor, or (2) applied (upon compliance with the terms and conditions set forth in Section 5.5(c) of this Mortgage) to the repair or restoration, either partly or entirely, of the Property so damaged, or (3) applied to the payment of the Secured Obligations in such order and manner as Mortgagee, in its sole discretion, may elect, whether or not due; provided, however, that Mortgagor shall have the right to require the release of such proceeds if Mortgagor can demonstrate satisfaction of the conditions set forth in Section 5.5(c) of this Mortgage and any release of such proceeds shall be upon the terms and conditions more particularly set forth in said Section 5.5(c). In any event, the unpaid portion of the Secured Obligations shall remain in full force and effect and the payment thereof shall not be excused. Mortgagor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property.

(b) Condemnation. Mortgagor shall notify Mortgagee immediately of any threatened or pending proceeding for condemnation affecting the Property or arising out of damage to the Property, and Mortgagor shall, at Mortgagor’s expense, diligently prosecute any such proceedings. Mortgagee shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. To the extent permitted by law, Mortgagee shall be entitled to receive all sums which may be awarded or become payable to Mortgagor for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Mortgagor for injury or damage to the Property. Mortgagor shall, promptly upon request of Mortgagee, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Mortgagee to collect and receipt for any such sums. All such sums are hereby assigned to Mortgagee, and shall within sixty (60) days following such taking, after deduction therefrom of all reasonable expenses actually incurred by Mortgagee, including attorneys’ fees, at Mortgagee’s option be (1) applied (upon compliance with the terms and conditions set forth in Section 5.5(c) of this Mortgage) to the repair or restoration of the Property so affected, or (2) applied to the payment of the Secured Obligations in such order and manner as Mortgagee, in its sole discretion, may elect, whether or not due; provided, however, that Mortgagor shall have the right to require the release of such proceeds if Mortgagor can demonstrate satisfaction of the conditions set forth in Section 5.5(c) of this Mortgage and any release of such proceeds shall be upon the terms and conditions more particularly set forth in said Section 5.5(c). In any event the unpaid portion of the Secured Obligations shall remain in full force and effect and the payment thereof shall not be excused. Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Mortgagor. Mortgagee is hereby authorized, in the name of

Mortgagor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. All reasonable costs and expenses (including but not limited to attorneys’ fees) incurred by Mortgagee in connection with any condemnation shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.

(c) Restoration. In the event there shall be a casualty loss or a condemnation, and Mortgagor requests or Mortgagee elects to cause the applicable insurance proceeds or condemnation award to be applied to restore, repair or replace the Property (“Restoration”), Mortgagee agrees to disburse such insurance proceeds or condemnation award in accordance with disbursement procedures reasonably acceptable to Mortgagee, including, without limitation, such procedures as are customarily utilized by construction lenders to insure the lien free completion of construction projects. No such insurance proceeds or condemnation award shall be disbursed unless the conditions as set forth in Section 5.06(d) of the Credit Agreement are satisfied.

5.6 Maintenance and Preservation of Property.

(a) Mortgagor shall insure (or shall cause to be insured) the Property as required by the Loan Agreement and keep the Property in materially good condition and repair and materially in accordance with terms of any Major Lease, as applicable.

(b) Mortgagor shall not remove or demolish the Property or any material part of the Property, or alter, restore or add to the Property in a material respect, or initiate or allow any change or variance in any zoning or other Premises use classification which affects the Property or any part of it, except as permitted or required by the Loan Agreement or with Mortgagee’s express prior written consent in each instance.

(c) If all or part of the Property becomes damaged or destroyed, Mortgagor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, provided that Mortgagee agrees to disburse to Mortgagor Proceeds or other sums to pay costs of the work of repair or reconstruction under Section 5.5 of this Mortgage so long as the conditions therein are satisfied.

(d) Mortgagor shall not commit or allow any act upon or use of the Property which would violate, in a material respect: (i) any applicable Laws or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen; or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Property. Mortgagor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Mortgagor on the Property or any part of it under the Loan Agreement.

(e) Mortgagor shall not commit or allow waste of the Property, including those acts or omissions characterized under the Loan Agreement as waste which arises out of Hazardous Materials to the extent the same would be reasonably likely to have a material impact on the Property.

(f) Mortgagor shall perform (or shall cause to be performed) all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value to the extent the failure to do so would be reasonably likely to have a material impact on the Property.

(g) If Mortgagor receives a notice or claim from any person that the Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement in a material respect, Mortgagor will promptly furnish a copy of such notice or claim to Mortgagee. Mortgagor has received no notice and has no knowledge of any such noncompliance.

(h) Mortgagor shall faithfully abide by, perform and discharge each and every term, condition, obligation, covenant and agreement, which Mortgagor is now, or hereafter becomes, liable to observe or perform respecting the Property to the extent that a failure to do so would materially impair the value or operation of the Property; give prompt written material notice to Mortgagee of any notice of material default received by Mortgagor with respect to any default of Mortgagor under any material contract or agreement comprising or respecting the Property (collectively, the “Agreements”), together with an accurate, complete copy of any such notice; at the sole cost and expense of Mortgagor, enforce or secure the performance of each and every material term, obligation, covenant, condition and agreement to be performed by all parties under the Agreements; immediately provide Mortgagee with an accurate, complete copy of any notice of material default by Mortgagor with respect to any of the Agreements, when so sent by Mortgagor.

(i) Until the Secured Obligations shall have been paid and satisfied in full, Mortgagor shall provide Mortgagee with executed copies of all Agreements, assign to Mortgagee any and all subsequent material Agreements covering all or any part of the Property, and make, execute and deliver to Mortgagee, upon demand, any and all instruments that may be necessary or desirable therefor in the sole reasonable judgment of the Mortgagee. The terms and conditions of this Assignment shall, however, apply to any such subsequent Agreements, whether or not such instruments are executed or delivered by Mortgagor.

(j) Mortgagor shall not enter into any Agreement or materially modify, amend, extend, renew or in any way materially alter the terms of any Agreement, nor waive, excuse, condone or in any manner release or discharge any other party thereunder, of or from any obligation, covenant, condition, or agreement by said party to be performed thereunder without Mortgagee’s prior written consent.

(k) Mortgagor agrees that, upon receipt of written notice from Mortgagee of the occurrence of any Event of Default and Mortgagee’s election to exercise its rights under this Mortgage, each contracting party to, or Mortgagor or licensor of, any Agreement shall be and is hereby irrevocably directed and authorized by Mortgagor to recognize and accept Mortgagee as owner or as holder of such Agreement, as the case may be, for any and all purposes as fully as it would recognize and accept Mortgagor and the performance of Mortgagor thereunder, and to perform such Agreement for the benefit of Mortgagee in accordance with the terms and conditions thereof, without any obligation to determine whether or not any such Event of Default has in fact occurred.

5.7 Releases, Extensions, Modifications and Additional Security. From time to time, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person:

(a) Release any person liable for payment of any Secured Obligation;

(b) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

(d) Alter, substitute or release any property securing the Secured Obligations;

(e) Consent to the making of any plat or map of the Property or any part of it;

(f) Join in granting any easement or creating any restriction affecting the Property;

(g) Join in any subordination or other agreement affecting this Mortgage or the lien of it; or

(h) Release the Property or any part of it.

5.8 Release. When all of the Secured Obligations have been paid in full and all fees and other sums owed by Mortgagor under Section 5.9 of this Mortgage and the other Loan Documents have been received, Mortgagee shall release this Mortgage, the lien created thereby, and all notes and instruments evidencing the Secured Obligations. Mortgagor shall pay any costs of preparation and recordation of such release.

5.9 Compensation; Exculpation.

(a) Mortgagor agrees to pay reasonable fees actually incurred by Mortgagee when the law provides no maximum limit, for any services that Mortgagee may render in connection with this Mortgage, including providing a statement of the Secured Obligations or providing the release pursuant to Section 5.8 of this Mortgage. Mortgagor shall also pay or reimburse all of Mortgagee’s costs and expenses which may be incurred in rendering any such services. Mortgagor further agrees to pay or reimburse Mortgagee for all reasonable costs, expenses and other advances which may be incurred or made by Mortgagee in any efforts to enforce any terms of this Mortgage, including any rights or remedies afforded to Mortgagee under Section 6.3 of this Mortgage, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Mortgage, including, to the extent permitted by applicable law, attorneys’ fees and other legal costs, costs of any Foreclosure Sale (as defined in Subsection 6.3(i) of this Mortgage) and any cost of evidence of title. If Mortgagee, as required by applicable law, chooses to dispose of Property through more than one Foreclosure Sale, Mortgagor shall pay all reasonable costs, expenses or other advances that may be incurred or made by Mortgagee in each of such Foreclosure Sales. In any suit to foreclose the lien hereof or enforce any other remedy of Mortgagee under this Mortgage or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys’ costs and fees (including the costs and fees of paralegals), survey charges, appraiser’s fees, inspecting engineer’s and/or architect’s fees, fees for environmental studies and assessments and all additional expenses incurred by Mortgagee with respect to environmental matters, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to, the value of or the environmental condition of the Property. All expenditures and expenses of the nature in this Subsection mentioned, and such expenses and fees as may be incurred in the protection of the Property and maintenance of the lien of this Mortgage, including the fees of any attorney (including the costs and fees of paralegals) employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note or the Property, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be reasonable, and shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate and shall be secured by this Mortgage. Any fees, costs or expenses described in this Section 5.9(a) shall be subject to such limitations as may be imposed by applicable North Dakota law.

(b) Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:

(i) Mortgagee’s exercise of or failure to exercise any rights, remedies or powers granted to Mortgagee in this Mortgage;

(ii) Mortgagee’s failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or

(iii) Any loss sustained by Mortgagor or any third party resulting from Mortgagee’s failure to lease the Property, or from any other act or omission of Mortgagee in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Mortgagee.

Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

(c) Mortgagor will indemnify and hold harmless Mortgagee from and against, and reimburse them on demand for, any and all Indemnified Matters (hereinafter defined). For purposes of this Section 5.9, the term “Mortgagee” shall include the directors, officers, partners, employees and agents of Mortgagee and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Mortgagee and the directors, officers, partners, employees, attorneys, agents and representatives of Mortgagee. Without limitation, the foregoing indemnities shall apply to each indemnified person with respect to matters which in whole or in part are caused by or arise out of the negligence of such (and/or any other) indemnified person. However, such indemnities shall not apply to a particular indemnified person to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that indemnified person. Any amount to be paid under this Section 5.9 by Mortgagor to Mortgagee shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage. Nothing in this paragraph, elsewhere in this Mortgage or in any other Loan Document shall limit or impair any rights or remedies of Mortgagee (including without limitation any rights of contribution or indemnification) against Mortgagor or any other person under any other provision of this Mortgage, any other Loan Document, any other agreement or any applicable Legal Requirement.

As used in this Mortgage, the term “Indemnified Matters” means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Mortgagee at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Mortgage or any other Loan Document, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever, any act performed or omitted to be performed hereunder or under any other Loan Document, any breach by Mortgagor of any representation, warranty, covenant, agreement or condition contained in this Mortgage or in any other Loan Document, any default as defined herein, any claim under or with respect to any Lease or arising under the Environmental Indemnity; provided that any Indemnified Matters arising under the Environmental Indemnity shall be subject to the limitations set forth therein. Notwithstanding anything to the contrary herein, in no event shall Mortgagor be liable to, or required to indemnify, Mortgagee for matters arising from or relating to the gross negligence or willful misconduct of Mortgagee. The provisions of this Section 5.9 will survive the repayment of the Secured Obligations, the foreclosure of this Mortgage or conveyance in lieu of foreclosure, the termination of any and all Interest Rate Agreements, the discharge and release of this Mortgage and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever provided that any obligations arising under the Environmental Indemnity shall be subject to the survival provisions expressly set forth therein.

(d) Mortgagor shall pay all obligations to pay money arising under this Section 5.9 immediately upon demand by Mortgagee. Each such obligation shall be added to, and considered to be part of, the principal of the Note, shall bear interest from the date the obligation arises at the Default Rate and shall be secured by this Mortgage and the other Loan Documents.

(e) Notwithstanding anything set forth herein to the contrary, unless an Event of Default shall have occurred and be continuing, Mortgagor shall be entitled to assume the defense of any action for which indemnification is sought hereunder to the extent permitted by Section 9.03(c) of the Loan Agreement.

5.10 Defense and Notice of Claims and Actions. At Mortgagor’s sole expense, Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against all adverse claims of a material nature. Mortgagor shall give Mortgagee prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11 Subrogation. Mortgagee shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Mortgagee in accordance with this Mortgage or with the proceeds of any loan secured by this Mortgage.

5.12 Site Visits, Observation and Testing. Subject to the rights of any tenant of the Property, Mortgagee and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals, observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. Mortgagee has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Mortgagee, its agents or representatives shall impose any liability on any of Mortgagee, its agents or representatives. In no event shall any site visit, observation or testing by Mortgagee, its agents or representatives be a representation that Hazardous Materials are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Materials or any other applicable governmental law. Neither Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by any of Mortgagee, its agents or representatives. Neither Mortgagee, its agents nor representatives owe any duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any Hazardous Materials or any other adverse condition affecting the Property. Except in the event of any emergency, Mortgagee shall give Mortgagor reasonable notice before entering the Property. Mortgagee shall make reasonable efforts to avoid interfering with Mortgagor’s use of the Property in exercising any rights provided in this Section 5.12.

5.13 Books and Records. Unless otherwise approved by Mortgagee in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Premises and all Books and Records will be located at Mortgagor’s place of business or chief executive office if Mortgagor has more than one place of business.

5.14 Leasing Restrictions. To the extent prohibited by the Loan Agreement, without the prior written consent of Mortgagee, Mortgagor and Mortgagor’s agents shall not (i) enter into any additional Leases, (ii) modify, amend or terminate any Lease, or (iii) accept any rental payment in advance of its due date.

5.15 Maintenance, Repair and Restoration. In all material respects, Mortgagor will keep the Property (or will cause the Property to be kept, as applicable) in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, Mortgagor will not, without the prior written consent of Mortgagee, (i) remove from the Property any fixtures or personal property covered by this Mortgage except such as is replaced by Mortgagor by an article of substantially equal suitability and value, owned by Mortgagor, free and clear of any lien or security interest (except that created by this Mortgage), or (ii) make any structural alteration to the Property or any other alteration thereto which materially negatively impairs the value thereof. If any act or occurrence of a material nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Mortgagor shall give prompt notice thereof to Mortgagee and Mortgagor shall promptly, at Mortgagor’s sole cost and expense, secure the Property as necessary and commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

5.16 Operation of Property. In all material respects, Mortgagor will operate the Property (or will cause the Property to be operated, as applicable) in a good and workmanlike manner and in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith. Mortgagor will keep the Property occupied so as not to impair the insurance carried thereon. Mortgagor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which violates any Legal Requirement in a material respect or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Mortgagor will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement. Mortgagor will not impose any easement, restrictive covenant or encumbrance upon the Property, execute or file any subdivision plat or condominium declaration affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Mortgagee, to the extent the foregoing would have a material adverse effect on the Property. Mortgagor will not do or suffer to be done any act whereby the value of any part of the Property may be materially lessened. Mortgagor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Property. Except as permitted by the Permitted Encumbrances, without the prior written consent of Mortgagee, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof. Mortgagor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment (including software embedded therein) and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid.

5.17 Financial Matters. Mortgagor is solvent after giving effect to all borrowings contemplated by the Loan Documents and no proceeding under any Debtor Relief Law is pending (or, to Mortgagor’s knowledge, threatened) by or against Mortgagor, or any Affiliate of Mortgagor, as a debtor. All reports, statements, plans, budgets, applications, agreements and other data and information heretofore furnished or hereafter to be furnished by or on behalf of Mortgagor to Mortgagee in connection with the loan or loans evidenced by the Loan Documents (including, without limitation, all financial statements and financial information) are and will be true, correct and complete in all material respects as of their respective dates and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Mortgagor or, to Mortgagor’s knowledge, of any tenant under any lease described therein.

5.18 Status of Mortgagor; Suits and Claims; Loan Documents. Mortgagor is and will continue to be possessed of all requisite power and authority to carry on its business and to own, operate and lease the Property. Each Loan Document executed by Mortgagor does not and will not result in the creation of any encumbrance against any assets or properties of Mortgagor, or any other person liable, directly or indirectly, for any of the Secured Obligations, except as expressly contemplated by the Loan Documents or except for any Permitted Encumbrances. There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Mortgagor’s knowledge, threatened) against Mortgagor or, to Mortgagor’s knowledge which affects the Property (including, without limitation, any which challenges or otherwise pertains to Mortgagor’s title to the Property) or the validity, enforceability or priority of any of the Loan Documents. Mortgagor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder). The loan evidenced by the Note is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. Mortgagor further warrants that the proceeds of the Note shall be used for commercial purposes and stipulates that the loan evidenced by the Note shall be construed for all purposes as a commercial loan. Mortgagor’s exact legal name is correctly set forth at the end of this Mortgage. If Mortgagor is not an individual, Mortgagor is an organization of the type and (if not an unregistered entity) is incorporated in or organized under the laws of the state specified in the introductory paragraph of this Mortgage. If Mortgagor is an unregistered entity (including, without limitation, a general partnership) it is organized under the laws of the state specified in the introductory paragraph of this Mortgage. Mortgagor will not cause or permit any change to be made in its name or identity (including its trade name or names), unless Mortgagor shall have notified Mortgagee in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by Mortgagee for the purpose of further perfecting or protecting the lien and security interest of Mortgagee in the Property. Mortgagor’s principal place of business and chief executive office, and the place where Mortgagor keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording including, without limitation, software, writings, plans, specifications and schematics concerning the Property, has for the preceding four months (or, if less, the entire period of the existence of Mortgagor) been and will continue to be (unless Mortgagor notifies Mortgagee of any change in writing at least 30 days prior to the date of such change) the address of Mortgagor set forth in Section 7.12 of this Mortgage. If Mortgagor is an individual, Mortgagor’s principal residence has for the preceding four months been and will continue to be (unless Mortgagor notifies Mortgagee of any change in writing at least 30 days prior to the date of such change) the address of the principal residence of Mortgagor set forth at the end of this Mortgage. Mortgagor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the first page of this Mortgage. Mortgagor shall promptly notify Mortgagee (i) of any change of its organizational identification number, or (ii) if Mortgagor does not now have an organization identification number and later obtains one, of such organizational identification number.

5.19 Further Assurances. Mortgagor will, promptly on any reasonable request of Mortgagee, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Mortgage or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further mortgages, security agreements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as deemed advisable by Mortgagee to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Mortgagee to enable Mortgagee to comply with the requirements or requests of any agency having jurisdiction over Mortgagee or any examiners of such agencies with respect to the indebtedness secured hereby, Mortgagor or the Property. Mortgagor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.

5.20 Fees and Expenses. Without limitation of any other provision of this Mortgage or of any other Loan Document and to the extent reasonable and not prohibited by applicable law, Mortgagor will pay, and will reimburse to Mortgagee on demand to the extent paid by Mortgagee: (i) all appraisal fees, filing, registration and recording fees, recordation, transfer and other taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, uniform commercial code search fees, judgment and tax lien search fees, escrow fees, attorneys’ fees, architect fees, engineer fees, construction consultant fees, environmental inspection fees, survey fees, and all other costs and expenses of every character incurred by Mortgagor or Mortgagee in connection with the preparation of the Loan Documents, the evaluation, closing and funding of the loan evidenced by the Loan

Documents, and any and all amendments and supplements to this Mortgage, the Note or any other Loan Documents or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Mortgagor as owner of the Property; and (ii) all costs and expenses, including, to the extent permitted by applicable law, attorneys’ fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the defense of any right or remedy or the enforcement of any obligation of Mortgagor, hereunder or under any other Loan Document.

6.	Accelerating Transfers; Default and Remedies.

6.1 Accelerating Transfers.

(a) “Accelerating Transfer” means any Transfer not permitted under the Loan Agreement.

(b) Mortgagor acknowledges that Mortgagee is making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Mortgagor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Mortgagee’s reliance, Mortgagor agrees that Mortgagor shall not make any Accelerating Transfer, unless the transfer is preceded by Mortgagee’s express written consent to the particular transaction and transferee. Mortgagee may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Mortgagee in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Mortgagee may invoke any rights and remedies provided by Section 6.3 of this Mortgage.

6.2 Events of Default. Subject to Borrower’s right to obtain a release of the Property in accordance with the last paragraph of Article VII of the Loan Agreement, Mortgagor will be in default under this Mortgage upon the occurrence of any one or more of the following events (collectively, “Events of Default;” any one singly, an “Event of Default”).

(a) Nonperformance of Covenants. Any covenant, agreement or condition herein (other than covenants otherwise addressed in another paragraph of this Section) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice and cure period (if any) provided for herein, in Article VII of the Loan Agreement, or in any other Loan Document.

(b) Default under other Loan Documents. The occurrence of any Event of Default under the Loan Agreement or any other Loan Document.

(c) Representations. Any material statement, representation or warranty herein, or in any financial statement or any other writing heretofore or hereafter delivered to Mortgagee in connection herewith is false, misleading or erroneous in any material respect on the date as of which such statement, representation or warranty is made, which continues for a period of thirty (30) days after receipt of written notice from Mortgagee (except that no notice is required for those related to financial information).

(d) Transfer of the Property. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except as may be permitted under (and in such case, in accordance with) the provisions of the Loan Agreement.

(e) Transfer of Assets. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the other assets of Mortgagor, excluding the Property, voluntarily or involuntarily, whether by operation of law or otherwise, except: (i) sales or transfers in the ordinary course of Mortgagor’s business; (ii) sales or transfers for which Mortgagor receives consideration substantially equivalent to the fair market value of the transferred asset; and (iii) sales or transfers permitted under any Loan Document.

(f) Transfer of Ownership of Mortgagor. Except as permitted under the Loan Documents, the sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, whether by operation of law or otherwise, of any interest in Mortgagor (if Mortgagor is not a natural person but is a corporation, partnership, limited liability company, trust or other legal entity), without the prior written consent of Mortgagee (including, without limitation, if Mortgagor is a partnership or joint venture, the withdrawal from or admission into it of any general partner or joint venturer).

(g) Grant of Easement, Etc. Without the prior written consent of Mortgagee, Mortgagor grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers the Property, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents, or does not materially adversely affect the Property, which encumbrance is not removed or rescinded within thirty (30) days after receipt of written notice from Mortgagee.

(h) Abandonment. The owner of the Property abandons any of the Property.

(i) Default Under Other Lien. A default or event of default occurs under any lien, security interest or assignment covering the Property or any part thereof (whether or not Mortgagee has consented, and without hereby implying Mortgagee’s consent, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(j) Destruction. The Property is so demolished, destroyed or damaged that, in the reasonable opinion of Mortgagee, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time and in any event, prior to the final maturity date of the Note; provided, however, that this subsection shall not be an Event of Default if either (A) such destruction (after taking into consideration the application of any proceeds) does not cause the aggregate Tranche A Exposure of all Tranche A Lenders to exceed the then effective Tranche A Available Amount; or (B) if such destruction (after taking into consideration the application of any proceeds) does cause the aggregate Tranche A Exposure of all Tranche A Lenders to exceed the then effective Tranche A Available Amount, the Borrower has prepaid the applicable Loans in an amount equal to such excess within forty-five (45) days; or (C) Borrower has obtained a release of the Property in accordance with Article VII of the Loan Agreement, in which case Agent shall execute a discharge of this Mortgage.

(k) Condemnation. (i) Any governmental authority shall require, or commence any proceeding for, the demolition of any building or structure comprising a part of the Premises or Improvements to the extent the same would have a material impact on the Property, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of the Premises or Improvements, including but not limited to the taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause the Premises to fail to comply with any Legal Requirement; provided, however, that this subsection shall not be an Event of Default if either (A) such condemnation (after taking into consideration the application of any proceeds) does not cause the aggregate Tranche A Exposure of all Tranche A Lenders to exceed the then effective Tranche A Available Amount; or (B) if such condemnation (after taking into consideration the application of any proceeds) does cause the aggregate Tranche A Exposure of all Tranche A Lenders to exceed the then effective Tranche A Available Amount, the Borrower has prepaid the applicable Loans in an amount equal to such excess within forty-five (45) days; or (C) Borrower has obtained a release of the Property in accordance with Article VII of the Loan Agreement, in which case Agent shall execute a discharge of this Mortgage.

6.3 Remedies. At any time after an Event of Default, Mortgagee shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Mortgagee at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a) Acceleration. Mortgagee may declare any or all of the Secured Obligations to be due and payable immediately and may terminate any and all Interest Rate Agreements. Upon any such declaration, such Secured Obligations shall thereupon be immediately due and payable, and such Interest Rate Agreement shall immediately terminate, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor. Without limitation of the foregoing, upon the occurrence of a default described in Section 6.2(e)(i)(A), (C) or (D) of this Mortgage, all of the Secured Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice, declaration or act of any kind, all of which are hereby expressly waived by Mortgagor.

(b) Receiver. Mortgagee shall, as a matter of right, without notice (to the extent permitted by the applicable law) and without giving bond to Mortgagor or anyone claiming by, under or through Mortgagor, and without regard for the solvency or insolvency of Mortgagor or the then value of the Property, to the extent permitted by applicable law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment. Such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Mortgagee would have, upon entering and taking possession of the Property under subsection (c) below.

(c) Entry. Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Mortgagee may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage and the Property. Such other things may include: taking and possessing all of Mortgagor’s or the then owner’s Books and Records; entering into, enforcing, modifying or canceling leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Mortgagee; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Mortgagee so requests, Mortgagor shall assemble all of the Property that has been removed from the Premises and make all of it available to Mortgagee at the site of the Premises. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor’s attorney-in-fact to perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor’s name on any instruments.

(d) Cure; Protection of Security. Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage and the Property. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Mortgagee’s sole judgment is or may be senior in priority to this Mortgage, such judgment of Mortgagee to be conclusive as among the parties to this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Loan Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee. Mortgagee may take any of the actions permitted under this Subsection 6.3(d) either with or without giving notice to any person. Any amounts expended by Mortgagee under this Subsection 6.3(d) shall be deemed Secured Obligations and shall be secured by this Mortgage and the Loan Documents.

(e) Uniform Commercial Code Remedies; Leases. (i) Mortgagee may exercise any or all of the remedies granted to a secured party under the UCC.

(ii) Additionally, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Mortgagee may: (1) collect and/or sue for the Rents in Mortgagee’s own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys’ fees and expenses, apply the net proceeds thereof to the Secured Obligations in such manner and order as Mortgagee may elect and/or to the operation and management of the Property, including the payment of management, brokerage and attorney’s fees and expenses; and (2) require Mortgagor to transfer all security deposits and records thereof to Mortgagee together with original counterparts of the Leases.

(iii) It is the express understanding and intent of the parties that as to any personal property interests subject to Article 9 of the UCC, Mortgagee, upon an Event of Default, may proceed under the UCC or may proceed as to both real and personal property interests in accordance with the provisions of this Mortgage and its rights and remedies in respect to real property, as specifically permitted under Section 9-604 of the UCC.

(f) Foreclosure; Lawsuits. Mortgagee shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable law. Mortgagee or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Mortgagee’s successful bid shall be credited on the Secured Obligations. Without limiting the foregoing, Mortgagee may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained (if permitted by applicable law) or in aid of the execution of any power herein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction. In addition to the right provided in Section 6.3(a) of this Mortgage, upon, or at any time after the filing of a complaint to foreclose this Mortgage, Mortgagee shall be entitled to the appointment of a receiver of the Property by the court in which such complaint is filed, and Mortgagor hereby consents to such appointment. To the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. If the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Secured Obligations, this Mortgage and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made. A sale may cover not only the real property but also the personal property and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or the sale may be of any part of the Property separately from the remainder of the Property. After each sale, the Mortgagee shall receive the proceeds of said sale or sales and apply the same as herein provided. In the event any sale hereunder is not completed or is defective in the opinion of Mortgagee, such sale shall not exhaust the power of sale hereunder and Mortgagee shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by the Mortgagee as to nonpayment of the Secured Obligations or as to the occurrence of any default, or as to Mortgagee’s having declared all of said indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Mortgagee shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(g) Other Remedies. Mortgagee may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Mortgagor or any other person or entity in favor of Mortgagee in connection with the Secured Obligations or any part thereof, without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor. Mortgagee shall have the right to pursue all remedies afforded to a Mortgagee under applicable law or in equity or otherwise, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof.

(h) Sale of Personal Property. Mortgagee, as required by applicable law, shall have the discretionary right to cause some or all of the Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(i) For purposes of this power of sale, Mortgagee, as required by applicable law, may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage. If it chooses to do so, Mortgagee, as required by applicable law, may dispose of any personal property, in any manner permitted by Article 9 of the UCC, including any public or private sale, or in any manner permitted by any other applicable law.

(ii) In connection with any sale or other disposition of such Property, Mortgagor agrees that the following procedures constitute a commercially reasonable sale: Mortgagee shall mail written notice of the sale to Mortgagor not later than thirty (30) days prior to such sale. Mortgagee will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Mortgagee will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding, Mortgagee shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(i) Single or Multiple Foreclosure Sales. If the Property consists of more than one lot, parcel or item of property, Mortgagee, as required by applicable law, may:

(i) Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(ii) Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or, if permitted by applicable law, by nonjudicial foreclosure; or in any other manner Mortgagee may deem to be in its best interests (any such sale or disposition, a “Foreclosure Sale”; and any two or more, “Foreclosure Sales”).

If Mortgagee chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Mortgagee may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Mortgage on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

6.4 Credit Bids. Pursuant to applicable law, at any Foreclosure Sale, any person, including Mortgagor or Mortgagee, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for such property, Mortgagee may settle for the purchase price by crediting the sales price of the property against the following obligations:

(a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Mortgagee under Section 5.9 of this Mortgage; and

(b) Second, all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose.

6.5 Application of Foreclosure Sale Proceeds. To the extent permitted by law, Mortgagee shall apply the proceeds of any Foreclosure Sale in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to reimburse Mortgagee under Section 5.9 of this Mortgage;

(b) Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Mortgagee under the terms of this Mortgage which then remain unpaid;

(c) Third, to pay all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose; and

(d) Fourth, to remit the remainder, if any, to the person or persons entitled to it.

6.6 Application of Rents and Other Sums. Mortgagee shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Mortgagee may receive or collect under Section 6.3 of this Mortgage, in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Mortgagee or any receiver;

(b) Second, to pay all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose; and

(c) Third, to remit the remainder, if any, to the person or persons entitled to it.

Mortgagee shall have no liability for any funds which it does not actually receive.

7.	Miscellaneous Provisions.

7.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Mortgage. The Loan Documents also grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property.

7.2 No Waiver or Cure.

(a) Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Mortgagee to take action on account of any default of Mortgagor. Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee’s consent to be obtained in any future or other instance.

(b) If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Mortgagee or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien of this Mortgage.

(i) Mortgagee, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Subsection 6.3(c).

(ii) Mortgagee collects and applies Rents as permitted under Sections 2.3 and 6.6 of this Mortgage, either with or without taking possession of all or any part of the Property.

(iii) Mortgagee receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Mortgagee under Section 5.5 of this Mortgage.

(iv) Mortgagee makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.12 of this Mortgage.

(v) Mortgagee receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(vi) Mortgagee or any receiver invokes any right or remedy provided under this Mortgage.

7.3 Powers of Mortgagee.

(a) If Mortgagee performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by Section 5.7 or Subsection 6.3(d) of this Mortgage, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Mortgagor shall not be released or changed if Mortgagee grants any successor in interest to Mortgagor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Mortgagee shall not be required to comply with any demand by the original Mortgagor that Mortgagee refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

(b) Following an Event of Default that remains uncured, Mortgagee may take any of the actions permitted under Subsections 6.3(b) and/or 6.3(c) of this Mortgage regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage.

(c) From time to time, Mortgagee may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Mortgage. Mortgagee may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

7.4 Merger. The parties to this Mortgage intend that no merger shall occur as a result of Mortgagee’s acquiring any other estate in or any other lien on the Property unless Mortgagee consents to a merger in writing.

7.5 Joint and Several Liability. If Mortgagor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Mortgagor’s obligations under this Mortgage.

7.6 Applicable Law. The creation, perfection and enforcement of the lien of this Mortgage shall exclusively be governed by the law of the State in which the property is located. Subject to the foregoing, in all other respects, this Mortgage shall be exclusively governed by the substantive laws of the Commonwealth of Massachusetts.

7.7 Successors in Interest. The terms, covenants and conditions of this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 7.7 does not waive the provisions of Section 6.1 of this Mortgage.

7.8 Interpretation.

(a) Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

(b) The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

(c) No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage. The Exhibits to this Mortgage are hereby incorporated in this Mortgage.

7.9 In-House Counsel Fees. Whenever Mortgagor is obligated to pay or reimburse Mortgagee for any attorneys’ fees, those fees shall include the reasonable allocated costs for services of in-house counsel.

7.10 Waiver of Statutory Rights. To the extent permitted by law, Mortgagor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws to the extent permitted by law. Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety to the extent permitted by law. To the extent permitted by applicable law, Mortgagor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Mortgage on behalf of Mortgagor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Mortgage. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

7.11 Severability. If any provision of this Mortgage should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then Mortgagee may, at its option, declare all Secured Obligations immediately due and payable.

7.12 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Mortgagor:	TNP SRT Pinehurst East, LLC 1900 Main Street, Suite 700 Irvine, CA 92614 Attention: James Wolford Telephone (949) 833-8252 Facsimile (949) 252-0212

With a copy to:	Gregory Kaplan, PLC 7 East Second Street Richmond, Virginia 23224 Joseph J. McQuade, Esq. Telephone 804.916.9027 Facsimile 804.916.9127

Mortgagee:	KeyBank National Association 225 Franklin Street, 18th Floor Boston, MA 02110 Attention: Commercial Real Estate Department Telephone 617.385.6202 Facsimile 617.385.6293

With a copy to:	Edwards Angell Palmer & Dodge LLP 2800 Financial Plaza Providence, RI 02903 Attention: Gail E. McCann, Esq. Telephone 401.276.6527 Facsimile 888.325.9041

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

Any notice or demand delivered to the person or entity named above to accept notices and demands for Mortgagor shall constitute notice or demand duly delivered to Mortgagor, even if delivery is refused.

7.13 Future Advances. The total amount of indebtedness secured hereby may increase or decrease from time to time, but the total unpaid principal balance of indebtedness secured hereby (including disbursements that Lenders and Mortgagee may, but shall not be obligated to, make under this Mortgage, the Loan Documents or any other document with respect thereto) at any one time outstanding may be substantially less but the maximum principal amount to be secured shall not exceed One Hundred Fifty Million Dollars ($150,000,000), plus interest thereon, and any disbursements made for the enforcement of this Mortgage and any remedies hereunder, payment of taxes, special assessments, utilities or insurance on the Property, any other protective advances made relating to the Property, and interest on such disbursements and all disbursements by Lenders and Mortgagee pursuant to applicable law (all such indebtedness being hereinafter referred to as the maximum amount secured hereby). This Mortgage shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

7.14 Mortgagee’s Lien for Service Charge and Expenses. At all times, regardless of whether any Loan proceeds have been disbursed, this Mortgage secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Mortgagee not to exceed the maximum amount secured hereby. For purposes hereof, all obligations of Mortgagor to Mortgagee under all Interest Rate Agreements and any indebtedness or obligation contained therein or evidenced thereby shall be considered an obligation of Mortgagor secured hereby.

7.15 WAIVER OF TRIAL BY JURY. MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS MORTGAGE, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF MORTGAGOR OR MORTGAGEE. MORTGAGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. MORTGAGOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO MAKE THE LOAN, ENTER INTO THIS MORTGAGE AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.16 Inconsistencies. In the event of any inconsistency between this Mortgage and the Loan Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property, otherwise the provisions of the Loan Agreement shall be controlling.

7.17 UCC Financing Statements. Mortgagor hereby authorizes Mortgagee to file UCC financing statements to perfect Mortgagee’s security interest in any part of the Property. In addition, Mortgagor agrees to sign any and all other documents that Mortgagee deems necessary in its sole discretion to perfect, protect, and continue Mortgagee’s lien and security interest in the Property.

(Signature on next page)

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as an instrument under seal as of the date first above written.

MORTGAGOR HEREBY ACKNOWLEDGES THAT, IN ACCORDANCE WITH NORTH DAKOTA CENTURY CODE 32-19-06.1, MORTGAGEE MAY PROCEED TO OBTAIN AND COLLECT A DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE MORTGAGED PROPERTY UNDER APPLICABLE LAWS.

Mortgagor: TNP SRT PINEHURST EAST, LLC, a Delaware limited liability company

By:	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ Anthony W. Thompson
			Name:	Anthony W. Thompson
			Title:	CEO

STATE OF CALIFORNIA

COUNTY OF ORANGE

On May 20, 2011, before me, the undersigned notary public, personally appeared Anthony W. Thompson, the CEO of TNP Strategic Retail Trust, Inc., a Maryland corporation and the General Partner of TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership and Sole Member of TNP SRT Secured Holdings, LLC, a Delaware limited liability company and Sole Member of TNP SRT Pinehurst East, LLC, a Delaware limited liability company, proved to me through satisfactory evidence of identification, being (check whichever applies): ☐ driver’s license or other state or federal governmental document bearing a photographic image, ☐ oath or affirmation of a credible witness known to me who knows the above signatory, or ☒ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily in said capacity and the free act and deed of said entities, for its stated purpose.

/s/ Bhriza Camacho
Notary Public Print Name: Bhriza Camacho My Commission Expires 9/5/2011 [SEAL]

[Signature Page to Mortgage]

Schedule 1

Defined Terms

“Debtor Relief Laws” means collectively, Title 11 of the United States Code as now or hereafter in effect or any other federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

“Governmental Authority” means any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

“Hazardous Material” means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over the Property or any portion thereof or its use, including: (i) any “hazardous substance” defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (ii) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority.

“Interest Rate Agreement” shall mean an interest rate hedging program through the purchase by Original Borrower or another Borrower from Mortgagee of an interest rate swap, cap, or such other interest rate protection product with respect to the Note.

“Laws” means, collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial and administrative decrees and opinions or precedential authority in the applicable jurisdiction. Any reference above to a Law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

“Legal Requirement” means any Law, agreement, covenant, restriction, easement or condition (including, without limitation of the foregoing, any condition or requirement imposed by any insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future.

“Permitted Encumbrances” means those matters listed on Exhibit B attached hereto and made a part hereof.

“Transfer” means any sale, transfer, lease (other than a Lease approved or deemed approved by Agent), conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition of (a) all or any portion of the Property or any portion of any other security for the Secured Obligations, (b) all or any portion of the Borrower’s right, title and interest (legal or equitable) in and to the Property or any portion of any other security for the Secured Obligations other than Permitted Encumbrances, or (c) any interest in any Borrower or any interest in any entity which directly or indirectly holds an interest in, or directly or indirectly controls, any Borrower.

“UCC” means the Uniform Commercial Code, as adopted in the State of North Dakota, as it may be amended from time to time.

EXHIBIT A

LEGAL DESCRIPTION

Lot Seven (7), Block One (1), Pinehurst Square Addition to the City of Bismarck, Burleigh County, North Dakota.

Perpetual easement to construct, operate, maintain, repair and replace roads across Lot Five (5), Block One (1), Pinehurst Square Addition to the City of Bismarck, Burleigh County, North Dakota as depicted in Exhibit “B” of Easement Agreement dated October 6, 2004 and recorded October 8, 2004 at 12:17 PM as Document Number 626702;

And to construct, operate and maintain Green Areas, over and across Lot Five (5), Block One (1), Pinehurst Square Addition to the City of Bismarck, Burleigh County, North Dakota, as depicted in Exhibit “B” of Easement Agreement dated October 6, 2004 and recorded October 8, 2004 at 12:17 PM as Document Number 626702.

Together with appurtenant easements for access roads, utility facilities, detention, construction, self-help, public utilities and no barrier agreements, as contained in Easements, Covenants, Conditions and Restrictions, dated October 7, 2004 and filed for record October 8, 2004 as Document Number 626705, and re-recorded November 18, 2004 as Document Number 628680; -and- as amended by the First Amendment to Easements Covenants, Conditions and Restrictions, dated May 18, 2007 and filed for record July 24, 2007 as Document Number 675876.

Exhibit B

Permitted Encumbrances

Those encumbrances listed in the title insurance policy for the Premises being issued as of even date by Fidelity National Title Insurance Company for the benefit of the Mortgagee.